Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of November 22, 2010 by and between AETHLON MEDICAL, INC., a corporation organized under the laws of the State of Nevada (“Company”), and Gemini Master Fund, Ltd. (“Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement dated as of February 12, 2010 (“SPA”), pursuant to which the Company issued to the Investor (a) that certain Convertible Promissory Note of the Company dated as of February 12, 2010 in the original principal amount equal to $660,000 (“Note”), and (b) that certain Warrant to purchase 660,000 Warrant Shares (“Warrant”), in consideration for $600,000, half of which was paid in cash on the Closing Date and half of which was paid by the Investor delivering to the Company that certain Secured Promissory Note in the original principal amount of $300,000 (“Investor Note”); each initially capitalized term used but not defined in this Agreement shall have the meaning ascribed thereto in the SPA, Note or Investor Note, as applicable;

WHEREAS, On July 15, 2010 the Company issued a Secured Convertible Promissory Note (“Tonaquint Note”) and warrants to purchase Common Stock to Tonaquint, Inc. (“Tonaquint Transaction”);

 WHEREAS, on each of September 8, 2010, October 28, 2010 and November 2, 2010, Gemini delivered a Notice of Conversion under the Note (collectively, the “Conversion Notices”) for an aggregate of 447,233 shares of Common Stock, of which 160,750 shares have been delivered to date pursuant to the October 28, 2010 Notice of Conversion;

WHEREAS, a dispute has arisen (a) under the Note as to the applicable adjustment to the Conversion Price, if any, under the Note due to the Tonaquint Transaction, (b) under the Conversion Notices previously delivered by the Investor to the Company under the Note, (c) under the Investor Note as to whether any prepayments are due, and (d) damages with respect to all of the foregoing (collectively, the “Dispute”); and

WHEREAS, the parties wish to resolve the Dispute in accordance with the terms hereof.

NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Note Modifications.

(a)
Conversion Price.  Section 2.1(b) of the Note is hereby modified such that the Conversion Price formula under the Note is changed to equal eighty percent (80%) of the average of the three lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. on the Principal Market for the twenty (20) trading days preceding the Conversion Date in lieu of the ten (10) trading days preceding the Conversion Date, provided that in no event will the Conversion Price be greater than the Max Price and there shall no longer be any Floor Price.

(b)
Common Stock Issuance Limitation.  Notwithstanding anything to the contrary in the Note or in any other Transaction Document, the number of shares of Common Stock that may be issued to the Investor pursuant to a conversion of the Note, combined with an exercise of the Exchange Warrant (as defined below), shall not exceed a cap determined by (a) dividing the sum of (i) the face amount of the Note, plus (ii) an amount equal to all interest that would accrue under the Note during its term (assuming no payments of principal or interest are made prior to the Maturity Date), by a price per share of Common Stock equal to $0.20 (subject to adjustment pursuant to Section 2.1(c) of the Note) and (b) then adding the sum calculated pursuant to the foregoing clause (a) to the maximum number of Warrant Shares (as defined in the Exchange Warrant) that may be acquired by the holder thereof upon exercise of the Exchange Warrant (regardless of whether such exercise is a cashless exercise).

(c)	Maximum Ownership Percentage. The Maximum Ownership Percentage under the Note is hereby increased to 9.99%.

2. Warrant Exchange.  The Warrant is hereby terminated and exchanged for a new warrant to purchase 2,727,272 shares of Common Stock in the form of Exhibit A attached hereto (“Exchange Warrant”).  The Company shall duly and validly issue and deliver the original executed Exchange Warrant to the Investor within three (3) business days following the date hereof.  Upon the Investor’s receipt of the Exchange Warrant it shall promptly surrender and return the original Warrant to the Company.

3. Investor Note Payment.  Upon execution hereof, and as a condition to the effectiveness of this Agreement and the issuance of the Exchange Warrant, the Investor shall deliver to the Company $253,794.09 by wire transfer in full payment, accord and satisfaction of all amounts due under the Investor Note, which represents the outstanding principal balance thereof plus all accrued but unpaid interest thereon less the origination fee due to the Investor under Section 4 of the SPA less reimbursement of Investor legal expenses.

4. Conversion Shares.  Upon execution hereof the Company shall deliver to the Investor 286,483 freely tradable shares of Common Stock in full satisfaction of the remaining number of shares of Common Stock due under the Conversion Notices.  The Company shall duly and validly issue and deliver such shares to the Investor by DWAC within three (3) business days following the date hereof.

5. Mutual Release; Recession of Notices of Event of Default.  In consideration of the terms and provisions of this Agreement,  each party, on behalf of itself and its related entities, including, but not limited to, any predecessors, successors, assignors, assigns, owners, partnerships, partners, limited partnerships, limited partners, limited liability companies, members, affiliates, parent corporations, subsidiaries (whether or not wholly owned), divisions, attorneys, officers, directors, employees, stockholders and agents and each of them, shall and do hereby forever relieve, release and discharge the other party each of its related entities, including, but not limited to, any predecessors, successors, assigns, owners, partnerships, partners, limited partnerships, limited partners, limited liability companies, members, affiliates, parent corporations, subsidiaries (whether or not wholly owned), divisions, assignors, assigns, attorneys, officers, directors, employees, stockholders, agents and representatives, from any and all claims, demands, actions, suits, causes of action, debts, costs, expenses, attorneys' fees, damages, and liabilities of any kind or nature, in law, equity or otherwise, including without limitation, any statutory, civil, or administrative claim, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (hereafter, the “Claims”), arising out of, related to or connected in any way with the Dispute, provided, however, that nothing herein releases any Claims or rights of any party to enforce the provisions of this Agreement.  The Investor hereby revokes and rescinds any Notice(s) of Default sent to the Company by the Investor prior to the date hereof.  The Investor acknowledges and agrees that as of the date hereof to its knowledge there exists no Default or Event of Default under the Note.  The Company hereby revokes and rescinds any Notice(s) of Default sent to the Investor by the Company prior to the date hereof.  The Company acknowledges and agrees that as of the date hereof there exists no Default or Event of Default under the Investor Note, and upon the Company’s receipt of the payment pursuant to Section 3 above all obligations outstanding under the Investor Note shall have been satisfied.

6. Miscellaneous.

(a)
Company Authorization.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchange Warrant and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Exchange Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement and the Exchange Warrant have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(b)
Investor Authorization.  The Investor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor and no further action is required by the Investor, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(c)
No Novation; Rule 144.  The Note as amended hereby shall not constitute a novation or satisfaction and accord of the Note.  The Company hereby acknowledges and agrees that the Note is merely amended hereby and that the Investor has not given any consideration to the Company in connection with such amendment, and this Agreement shall not extinguish or release the Company under any Transaction Document (other than the prior Warrant upon issuance of the Exchange Warrant) or otherwise constitute a novation of its obligations thereunder.  For purposes of Rule 144 promulgated under the Securities Act, the holding period of the Note shall not be affected by this Agreement, and the holding period of the Exchange Warrant shall tack back to February 12, 2010 (the original issue date of the Warrant).  The Company agrees to take all actions necessary to issue all shares of Common Stock issuable upon conversion of the Note without restriction and not containing any restrictive legend.  The Company agrees not to take any position contrary to this paragraph.

(d)
Disclosure.  The Company shall publicly disclose the material terms of this Agreement and the transactions contemplated hereby within three (3) business days following the date hereof. The Company and the Investor shall consult with each other in issuing any press release or the filing or disclosure of any other document with respect to the transactions contemplated hereby, provided however, that the Company may make such disclosures regarding this Agreement and the transactions contemplated hereby as it shall deem necessary in its sole discretion with respect to the content of any current, periodic or annual report filed by it with the Securities and Exchange Commission, including the filing of this Agreement as an exhibit thereto and the financial statements contained in such reports.

(e)
Full Force and Effect.  Except as specifically waived and amended hereby, the Transaction Documents shall remain in full force and effect in accordance with their respective terms.  Except for the waiver and amendment contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Investor or the rights or obligations of the Company under the Transaction Documents, or under any law, in equity or otherwise, and such waiver and amendment shall not constitute a waiver or amendment of any other provision of the Transaction Documents nor a waiver or amendment of any subsequent default or breach of any obligation of the Company or the Investor, or of any subsequent right of the Investor or of the Company.  As used in the Transaction Documents, the term “Warrant” or “Warrants” shall refer to the Exchange Warrant in lieu of the Warrant.

(f)
No Representations.  Except for statements expressly set forth in this Agreement, no party has made any statement or representation to any other party regarding a fact relied upon by the other party in entering into this Agreement and no party has relied upon any statement, representation, or promise of any other party, or of any representative or attorney for any other party, in executing this Agreement or in making the settlement provided for in this Agreement.

(g)
Factual Investigation.  Each of the parties has read the Agreement carefully, knows and understands the contents of this Agreement, and has made such investigation of the facts pertaining to the settlement and this Agreement and of all matters pertaining to this Agreement as it deems necessary or desirable.  Each of the parties enters into this agreement without duress and of its own free will.

(h)
Independent Legal Advice.  Each of the parties, by their execution of this Agreement, acknowledges that it has received prior independent legal advice from legal counsel of such party's choice with respect to the advisability of making the settlement provided for in this Agreement and with respect to the advisability of executing this Agreement, or that having been advised of its right to same has knowingly and voluntarily elected not to seek such advice.

(i)
Applicable Law.  This Agreement shall be deemed to have been executed and delivered within the State of New York, and the laws of the State of New York shall apply to the interpretation and enforcement of this Agreement.  The sole and exclusive venue for any dispute arising under this Agreement shall be the state courts located in the County of New York, State of New York or the federal courts located in the Southern District of New York, and the parties agree to submit to the personal jurisdiction of those courts and expressly waive any objections based on forum non conveniens or any other objections to those courts exercising personal jurisdiction over them.

(j)
Disputed Rights.  The parties explicitly acknowledge and covenant that this Agreement represents a settlement and compromise of disputed rights, Claims and defenses, and that except as specifically set forth in this Agreement, by entering into this Agreement, no party admits or acknowledges any liability, wrongdoing, or negligence, all such liability, wrongdoing or negligence being expressly denied.

(k)
Indemnification and Attorneys' Fees.  In the event that any action, cross-action, suit, arbitration, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees and costs incurred in each and every such action, suit, arbitration, or other proceeding, including any and all enforcement proceedings, appeals or petitions.

(l)
Waiver. Modification. Amendment.  No modification, amendment, or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer or agent of such party.

(m)	Negotiated Agreement. This Agreement is the result of negotiation and no party shall have the Agreement interpreted against it because it was the drafting party

(n)
Entire Agreement.  This Agreement constitutes an integrated written contract expressing the sole and entire agreement and understanding of the parties to this Agreement with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous discussions, negotiations, agreements and understandings, whether oral or written, with respect to the subject matter hereof.

(o)
Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(p)
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission or by email of a digital image format file.

 [Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
Name: James B. Frakes
Title:  Chief Financial Officer

GEMINI MASTER FUND, LTD.
By:           GEMINI STRATEGIES, LLC, as investment manager

By: /s/ Steven Winters
  Steven Winters, Managing Member

Exhibit A

FORM OF EXCHANGE WARRANT

(see attached)